EXHIBIT 10.55

                                   TERM SHEET

This term sheet summarizes the principal terms with respect to a potential transaction between NeoMedia Technologies, Inc. (the "Company") and the Shelron Group, Inc. ("Shelron").

This Term Sheet is a statement of the present material intentions of the parties, and except that the parties agree to negotiate in good faith towards conclusion of the transactions referred to below and except as set forth under the headings "Confidential Information" below as to which the parties intend to be legally bound, no legally binding agreement or obligation of any party are covered by this Term Sheet. A binding commitment with respect to the transactions (other than as set forth under the heading "Confidential Information" below) will result only upon the execution of definitive agreement, if any. No oral modifications to this principle shall be valid.

The Company and Shelron are discussing a transaction on the following terms:

Licensed Products:         Shelron shall have a non-exclusive, worldwide license
                           the following products ("Licensed Products"):
                               PaperClick Barcode Decoder Client License
                               PaperClick Maintenance and Software Updates
                               PaperClick Integration Services
                               PaperClick Barcode Decoder Client Training

Nature of Services:        Company and Shelron shall use commercially reasonable
                           efforts to aggressively market the Licensed Product within the territory in a manner consistent with good business ethics.

Co-branded User            Shelron will utilize a Co-branded User Interface that
Interface:                 when executed by the licensee shall display "Powered
                           by PaperClick" to the user of the software in addition to Shelron's own logos.

Joint Technical            Company and Shelron will work jointly to suggest
Cooperation:               technical modifications that will be used as input to
                           future development.

Term: Unless sooner terminated the term of the agreement shall commence as of the date last executed (the "Effective Date") by a party and shall continue in full force and effect for a period of one (1) year. This term is renewable within the period thirty (30) days prior to thirty (30) days after expiration of the current proposed agreement.

License Fees:              Licensed Product shall be licensed on a per
                           handset/device basis with a minimum number of handsets/devices to be determined. Shipping, handling and applicable taxes are billed separately.

Maintenance and            Company will provide standard telephone, e-mail
Software Updates:          support and software dot release updates, e.g. 3.1 to
                           3.4. The maintenance and software update fees will be 15% of the PaperClick Barcode Decoder Client License to be paid annually in advance. Applicable taxes are billed separately. Company will, in the future; add support for additional connectivity, devices, wireless connectivity options, handheld devices and operating systems. These updates to the Licensed
                           Product will be provided as part the maintenance program. Any enhancements and updates that require
                           Company to enter into royalty and/or licensing agreements with third parties shall be excluded from this scope.

Integration Services:      Shelron shall purchase PaperClick integration
                           services delivered on a time and material basis with a minimum commitment. Company will evaluate the current infrastructure and processes of Shelron's
                           ActivShopper Mobile Edition and scope effort to construct an appropriate integration model. Travel, expenses and applicable taxes are billed separately.


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Required Training:         Within 60 days of agreement Shelron shall attend
                           training in the use and operation of the Licensed Product. Training shall be conducted at Company's offices during normal business hours. The training shall be conducted as reasonably necessary to educate the attendees in the use and operation of the each Licensed Product for the purposes of performing the obligations and duties described herein.

                           Applicable expenses and taxes are billed separately.

                           Shelron may request the training be conducted at some other mutually agreeable location, subject to Company availability, provided Shelron pays all travel expenses, including but not limited to airfare, meals and lodging, for any Company and Shelron personnel to attend. Any additional training deemed necessary by either party shall be provided at Company's then-current retail rates, or as otherwise mutually agreed in writing.

Product Warranties:        Company and Shelron each warrants that the parties'
                           respective unmodified products as delivered to clients, when properly installed and used, will substantially achieve the functionality described in the product documentation.

Property Rights:           Company and Shelron acknowledge and agree that each
                           party owns all right, title, and interest in their respective Licensed Products.

Exclusions:                This agreement does not imply that any intellectual
                           property rights are licensed or otherwise transferred from Company to Shelron or other party, in any form without expressed written consent by Company to that effect.

Independent Contractors:   Company and Shelron are independent contractors.

Confidential Information:  The recipient of any confidential information shall be used solely for implementing either party's obligations under this agreement.

Joint Marketing:           Shelron and Company agree to issue a joint press
                           release announcing a strategic relationship within 30 days of agreement. Company agrees to promote Shelron
                           ActivShopper Product as the premier, revolutionary e-commerce engine that automatically scans, locates and compares prices for an item that a consumer selects to the mobile operator and other market spaces.

                           Shelron and Company will jointly create a "success story" for marketing purposes, highlighting the use of the PaperClick and Shelron's ActivShopper Mobile Edition. Shelron and Company agree to jointly promote new market segments outside of mobile comparison shopping.

Exclusivity:               Company agrees that its relationship with Shelron
                           related to the ActivShopper patented autopilot comparison shopping toolbar technology is exclusive.

Shelron:                                        Company:

Shelron Group, Inc.                             NeoMedia Technologies, Inc.

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Print Name:                                     Print Name
Title:                                          Title:
Date:                                           Date:



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